Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-100271 of General Motors Corporation on Form S-8 of our report dated May 19, 2003 appearing in this Annual Report on Form 11-K of the GMAC Mortgage Group Savings Incentive Plan for the year ended December 31, 2002.





Detroit, Michigan
June 25, 2003
































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